Exhibit 16.1

StarkSchenkein, LLP

BUSINESS ADVISORS & CPAs

March 11, 2011

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Madam or Sir:

We have read the statements of Mammatech Corporation (the “Company”) pertaining to our firm included under Item 4.01 of Form 8-K to be filed on or about March 15, 2011 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ StarkSchenkein, LLP
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StarkSchenkein, LLP